SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Jacksonville Bancorp, Inc.
(Name of Registrant as Specified in its Charter)

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March 27, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Jacksonville Bancorp, Inc., which will be held on Tuesday, April 24, 2007, beginning at 11:00 a.m., Eastern Time. The meeting will be held at The River Club, 1 Independent Drive, Suite 3500, Jacksonville, Florida 32202. The purpose of the meeting is to consider and vote upon the proposal explained in the notice and the Proxy Statement.

A formal notice describing the business to come before the meeting, a Proxy Statement and a proxy card are enclosed. We have also enclosed our 2006 Annual Report for your review which contains detailed information concerning our 2006 financial performance and activities.

You may think your vote is not important, but it is vital. The meeting of shareholders will be unable to conduct any business if less than a majority of the shares eligible to vote is represented. Whether or not you plan to attend the Annual Meeting in person, please vote your shares immediately by telephone, by Internet or by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope as promptly as possible. If you later decide to attend the Annual Meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the Annual Meeting, you may do so and your proxy will have no further effect.

Thank you for taking the time to vote.

Sincerely,

Donald E. Roller
Chairman of the Board

Jacksonville Bancorp, Inc.

100 North Laura Street, Suite 1000
Jacksonville, Florida 32202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Common Stock:

Notice is hereby given that the Annual Meeting of Shareholders of Jacksonville Bancorp, Inc. will be held on Tuesday, April 24, 2007, at 11:00 a.m., Eastern Time, at The River Club, 1 Independent Drive, Suite 3500, Jacksonville, Florida 32202 to consider and act upon the following matters:

1.	To elect four of our directors for a three-year term; and

2.	To transact any other business that may properly come before the Annual Meeting or any adjournment(s) thereof.

Only shareholders of record of our common stock at the close of business on March 1, 2007 are entitled to receive notice of, and to vote on, the business that may come before the Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, please vote your shares immediately by telephone, by Internet or by completing, signing and dating the enclosed proxy card and returning it as promptly as possible in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised by following the instructions set forth in Voting of Proxies on the first page of the accompanying Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Price W. Schwenck
Corporate Secretary

March 1, 2007

PLEASE VOTE AS SOON AS POSSIBLE.

YOUR VOTE IS VERY IMPORTANT TO US NO MATTER HOW MANY SHARES YOU OWN.

Jacksonville Bancorp, Inc.

100 North Laura Street, Suite 1000
Jacksonville, Florida 32202

PROXY STATEMENT
Annual Meeting of Shareholders

This Proxy Statement and the accompanying notice and proxy card are being furnished to you as a holder of Jacksonville Bancorp, Inc. common stock, $.01 par value, in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders. The Annual Meeting will be held on Tuesday, April 24, 2007, beginning at 11:00 a.m., Eastern Time, at The River Club, 1 Independent Drive, Suite 3500, Jacksonville, Florida 32202. This Proxy Statement and the accompanying notice and proxy card are first being mailed to holders of our common stock on or about March 27, 2007.

Unless the context requires otherwise, references in this statement to “we,” “us” or “our” refer to Jacksonville Bancorp, Inc., its wholly owned subsidiary, The Jacksonville Bank, and the Bank’s wholly owned subsidiary, Fountain Financial, Inc., on a consolidated basis. References to the “Company” denote Jacksonville Bancorp, Inc. The Jacksonville Bank is referred to as the “Bank.”

VOTING OF PROXIES

Shares represented by proxies properly signed and returned, unless subsequently revoked, will be voted at the Annual Meeting in accordance with the instructions marked on the proxy. If a proxy is signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted FOR approval of the proposals stated in this Proxy Statement and in the discretion of the holders of the proxies on other matters that may properly come before the Annual Meeting.

If you have executed and delivered a proxy, you may revoke such proxy at any time before it is voted by attending the Annual Meeting and voting in person by giving written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Such notice of revocation or later proxy should be sent to our transfer agent, Computershare Investor Services, LLC, at the address indicated on the enclosed proxy. In order for the notice of revocation, or later proxy, to revoke the prior proxy, our transfer agent must receive such notice or later proxy before the vote of shareholders at the Annual Meeting. Unless you vote at the meeting or take other action, your attendance at the Annual Meeting will not revoke your proxy. If you are a beneficial owner, you may vote your shares in person at the Annual Meeting only if you provide a legal proxy obtained from your broker, trustee or nominee at the Annual Meeting.

VOTING PROCEDURES

Our bylaws provide that a majority of the outstanding shares entitled to vote constitutes a quorum at a meeting of shareholders. Under the Florida Business Corporation Act (the “Act”) and our articles of incorporation, directors are elected by a plurality of the votes cast in the election at a meeting at which a quorum is present. Other matters are approved if affirmative votes cast by the holders of the shares represented at a meeting at which a quorum is present exceed votes opposing the action, unless the Act or our articles of incorporation require a greater number of affirmative votes or voting by classes. Abstentions and broker non-votes have no effect under Florida law.

VOTING SECURITIES

Our Board of Directors has fixed the close of business on March 1, 2007 as the record date for determining the holders of our common stock entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on March 1, 2007, there were issued and outstanding 1,743,338 shares of our common stock entitled to vote at the Annual Meeting held by approximately 147 registered holders. You are entitled to one vote for each share held upon each matter properly submitted at the Annual Meeting.

PURPOSE

We anticipate that our shareholders will act upon the following business at the meeting:

PROPOSAL 1: ELECTION OF DIRECTORS

The directors nominated for election at the 2007 Annual Meeting are John W. Rose, John R. Schultz, Price W. Schwenck and Gary L. Winfield, M.D. in Class 1. Those directors elected as Class 1 directors at this Annual Meeting will have a term of office of three years, expiring at the 2010 Annual Meeting. The term of office of the Class 2 directors expires at the 2008 Annual Meeting and the term of office of the Class 3 directors expires at the 2009 Annual Meeting.

If elected, the nominees will constitute 4 of the 13 members of our Board of Directors. To be elected, each nominee must receive a plurality of the votes cast, which shall be counted as described in Voting Procedures. Unless you mark the accompanying proxy otherwise, the proxy will be voted FOR the election of Messrs. Rose, Schultz, Schwenck and Winfield. If any nominee should become unable to serve, which is not now anticipated, the persons voting the accompanying proxy may vote for a substitute in their discretion.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
EACH OF THE DIRECTOR NOMINEES.

Our articles of incorporation provide that our directors are divided into three classes. The following provides certain information with respect to each of our directors, including the nominees for director in Class 1. Except as otherwise indicated, each person has been or was engaged in his present or last principal occupation, in the same or a similar position, for more than five years. Directors Carter, Healey, Kowkabany, Mills, Rose, Schultz, Spencer, Tavar, and Winfield became directors during our organizational period. Messrs. Pomar and Schwenck were appointed to the Board in March 1999; Mr. Gottlieb was appointed to the Board in July 1999; and Mr. Roller was appointed to the Board in August 1999. All directors serve on the Boards of both the Company and the Bank and the term of office for all directors is three years. Rudolph A. Kraft, who became a director during the organizational period, resigned from the Board on August 31, 2006, as disclosed in the Company’s 8-K filing on September 1, 2006.

CLASS 1 DIRECTORS—Term expires at the 2010 Annual Meeting of Shareholders

Name	Age	Positions Held and Principal Occupations During the Past Five Years

John W. Rose	57
A financial services executive, advisor and investor for over 30 years. Mr. Rose is President of McAllen Capital Partners, Inc., a financial advisory firm specializing in bank and thrift turnarounds. Through those activities, Mr. Rose has served as Executive Vice President and Chief Financial Officer of Bay View Capital Corp., an NYSE traded bank holding company in California. Mr. Rose is currently a director of White River Capital, a publicly traded finance company in Indianapolis; Great Lakes Bancorp, an NYSE traded bank holding company in New York; F.N.B. Corporation, an NYSE traded bank holding company in Pennsylvania; Atlantic Bancorp, a bank holding company in Georgia; First Chicago Bancorp, a bank holding company in Illinois; and The Bankshares Inc., a bank holding company in Florida. Mr. Rose earned his undergraduate degree from Case Western Reserve University and his M.B.A. from Columbia University.

John R. Schultz	43
A fourth generation native of Jacksonville, Florida. Mr. Schultz is Vice President of Schultz Investments, Inc., an investment management company primarily involved in real estate investments. Mr. Schultz attended The Bolles School (Jacksonville, Florida) and the University of Florida. Mr. Schultz is a director of numerous companies and community organizations, including Southeast-Atlantic Corporation (Canada Dry bottler/distributor), Metro YMCA, Daniel Properties, Inc., Trust for Public Land North Florida Advisory Council and The Schultz Foundation, Inc.

Price W. Schwenck	64
Chairman of the Board of Directors for the Bank and former Chief Executive Officer of the Company until April 26, 2000. From May 2000 to February 2003, Mr. Schwenck was President and Chief Executive Officer of P.C.B. Bancorp, Inc., n/k/a Colonial BancGroup Inc., a multi-bank holding company located in Clearwater, Florida. Mr. Schwenck served as Regional President for First Union National Bank in Ft. Lauderdale, Florida, from 1988 to 1994 and in Jacksonville, Florida, from 1994 until he retired in 1999. Mr. Schwenck is currently a director of Freedom Bank of America in St. Petersburg, Florida. Mr. Schwenck received his Bachelors degree and M.B.A. from the University of South Florida and his M.S. from the University of Miami.

Gary L. Winfield, MD	50
A physician. Dr. Winfield has had an active family practice in Jacksonville Beach, Florida, since 1991, operating as Sandcastle Family Practice, P.A. Dr. Winfield has served as Vice President of Medical Affairs for Anthem Health Plans of Florida, a provider of health insurance, and is currently a Physician Advisor for Memorial Hospital. Dr. Winfield received his undergraduate degree from the University of Oklahoma and is a graduate of the College of Medicine at the University of Oklahoma.

CLASS 3 DIRECTORS—Term expires at the 2009 Annual Meeting of Shareholders

Name	Age	Positions Held and Principal Occupations During the Past Five Years

D. Michael Carter, CPA	54
Certified Public Accountant and a graduate of Florida State University. Mr. Carter has lived in Jacksonville, Florida, since 1975 and was Director and President of Carter & Company, CPA’s, P.A. through November 30, 2006, providing services to tax and audit clients, including businesses, business owners and executives, as well as professionals. The practice also provided financial and retirement planning, investment and business counseling services. Mr. Carter is Director and President of Atlantic Capital Associates, Inc. and Florida Capital Associates, Inc., providing private mortgage lending services. Before forming his firm of Carter & Company in 1980, Mr. Carter had been a public accountant with two national accounting firms. Mr. Carter is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Mr. Carter has previously served as a Board member for the Ronald McDonald House, Rotary Club of Oceanside and Leadership Jacksonville Alumni, Inc., and as President of the Rotary Club of East Arlington (Jacksonville) and the Mandarin Business Association (Jacksonville).

Melvin Gottlieb	61
Chief Executive Officer of Martin Gottlieb & Associates, LLC and Gottlieb Financial Services, LLC. President of Physician Asset Recovery, Inc.; MG Squared, Inc.; GFS Ventures, LLC; and First Coast Investment Properties, LLC. Mr. Gottlieb is active in the community, acting as Vice President for the Jacksonville Jewish Center, River Garden Foundation and Jewish Community Alliance and as a board member of the Jacksonville Jewish Federation, Fresh Ministries, Memories of Love, Emergency Medicine Learning & Resource Center and Community Asthma Partnership.

James M. Healey	49
Director and Partner of Mint Magazine, Inc. and Tennessee Mint, Inc. direct mail advertising firms. Before his association with Mint Magazine began in 1985, Mr. Healey worked with Carnation Food Products, Inc. and International Harvester. Mr. Healey attended Purdue University where he received a Bachelor of Arts degree from Purdue's Business School with special studies in Marketing and Personnel. Mr. Healey has been a resident and active member of the Jacksonville community since 1984.

John C. Kowkabany	64
Jacksonville-based real estate investor and consultant. Mr. Kowkabany has significant private and public sector experience. A resident of the city of Neptune Beach, he has been active in local government, serving as the City's Mayor from 1989 to 1997, and Councilman from 1985 to 1989. Mr. Kowkabany's public sector experience has provided him with experience and knowledge regarding the local business and civic communities. For many years, Mr. Kowkabany has served with various civic and charitable organizations as an officer or director. Mr. Kowkabany graduated with a Bachelor of Arts degree from Jacksonville University.

Bennett A. Tavar	49
President of Logical Business Solutions, Inc., an IT solution provider firm, located in Jacksonville, Florida. Mr. Tavar has been a resident of Jacksonville since 1982 and is active in a number of local civic organizations.

CLASS 2 DIRECTORS—Term expires at the 2008 Annual Meeting of Shareholders

Name	Age	Positions Held and Principal Occupations During the Past Five Years

R. C. Mills	70
President of Heritage Propane Partners, L.P., a national distributor of propane gas. Mr. Mills is a graduate of the University of Sarasota and resides in the Jacksonville area. Mr. Mills has an extensive business background and is experienced in business mergers and acquisitions, corporate finance and personnel management, having served in several executive management positions with a vertically integrated oil and gas company for over 25 years.

Name	Age	Positions Held and Principal Occupations During the Past Five Years

Gilbert J. Pomar, III	46
President and Chief Executive Officer for both the Company and the Bank, Mr. Pomar joined the Company in March 1999, having been employed by First Union National Bank in Jacksonville since 1991. During his tenure with First Union, he was Senior Portfolio Manager and Senior Vice President/Commercial Banking Manager. Mr. Pomar has 23 years of banking experience, including Southeast Bank, First National Bank of Chicago, Barnett Bank and Florida Coast Bank. Mr. Pomar is active in various community efforts, including Board positions of the American Cancer Society, University of North Florida, College of Business, and the Florida Bankers Association. He is a graduate of the University of Florida, where he earned his Bachelor of Science degree in Finance.

Donald E. Roller	69
Chairman of our Board of Directors. President and Chief Executive Officer of U.S. Gypsum Company from 1993 through 1996. He was also Executive Vice President of USG Corporation. Mr. Roller has had extensive experience in directorship positions; he serves as a member of the Board and President of Glenmoor at St. Johns, a not for profit CCRC, located in St. Augustine, Florida, and has served as acting Chief Executive Officer and Chairman of the Audit Committee for Payless Cashways, Inc.

Charles F. Spencer	64
President of INOC LLC, a real estate management development company, and Cottage Street Land Trust, Inc. in Jacksonville, Florida. In addition, Mr. Spencer is Executive Vice President of the South Atlantic and Gulf Coast District of I.L.A. and Vice President at Large of the Florida AFL-CIO. He serves as a member of the Board of the Jacksonville Airport Authority, the Jacksonville Propeller Club, the I.M. Sulzbacher Center for the Homeless and Edward Waters College. Mr. Spencer is the former Chairman of the Board for the Jacksonville Sports Development Authority, appointed by the Mayor, and a former board member of the United Way of Northeast Florida, the Committee of 100 of the Jacksonville Chamber of Commerce and the Florida Community College at Jacksonville Foundation.

BOARD OF DIRECTORS, GOVERNANCE AND COMMITTEES

Corporate Governance. The Board of Directors is committed to good business practices, transparency in financial reporting, the highest level of corporate governance and the highest ethical, moral and legal standards in the conduct of its business and operations. We believe that these standards form the basis for our reputation of integrity in the marketplace and are essential to our efficiency and continued overall success.

Communications with the Board of Directors. The Board has established a process for shareholders to communicate with members of the Board. If you would like to contact the Board, you can do so by forwarding your concern, question or complaint to the Company’s Corporate Secretary, Price W. Schwenck, at 100 North Laura Street, Jacksonville, Florida 32202.

Independence. The Board of Directors has determined that 12 of its 13 members are independent as defined by the National Association of Securities Dealers listing standards. Mr. Pomar is the only director that is not independent. Mr. Kraft, who resigned from the Board on August 31, 2006, was independent under such listing standards.

Meetings. During fiscal year 2006, the Board held ten meetings, and all directors attended at least 75% of the meetings of the Board and committees on which they served, except for Mr. Kowkabany, who missed three Loan Committee meetings, and Mr. Tavar, who missed three holding company meetings, but not in succession. Board members are encouraged to attend the Annual Meeting, and nine Board members did so in 2006. Our Board of Directors maintains an Audit Committee; an Organization and Compensation Committee; and a Nominating and Corporate Governance Committee, which are described below. Our Board elects the members of these committees at the Annual Meeting, and membership may change throughout the year based on varying circumstances at the discretion of the Board. Under our bylaws, the Board of Directors is authorized to fill any vacancy on a committee.

Audit Committee. The Audit Committee is responsible for the matters set forth in its written charter, which has been adopted by the Board of Directors, a copy of which is attached to this Proxy Statement. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s financial reports, systems of internal controls regarding finance, accounting, legal compliance and ethics, and evaluating the independence of the Company’s independent accountants. The Audit Committee held eight (8) meetings in fiscal year 2006. The current members of the Audit Committee are D. Michael Carter (Chairman), James M. Healey, R.C. Mills, John W. Rose and John R. Schultz. All members of the Audit Committee are independent as defined by rules promulgated under the Securities Exchange Act of 1932, as amended (the “Exchange Act”), and the National Association of Securities Dealers listing standards.

Audit Committee Pre-Approval Policies and Procedures. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee is required to pre-approve all auditing services and permissible nonaudit services, including related fees and terms, to be performed for the Company by its independent auditor subject to the de minimus exceptions for nonaudit services described under the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. In fiscal year 2006, the Audit Committee pre-approved all services performed for the Company by the auditor.

Audit Committee Financial Expert. The Board of Directors has determined that D. Michael Carter, C.P.A., is an audit committee financial expert. Mr. Carter is independent as defined by the National Association of Securities Dealers listing standards.

Organization and Compensation Committee. The Organization and Compensation Committee, the charter of which is attached, is responsible for oversight of compensation matters, employment issues and personnel policies. The Committee makes recommendations to the Board of Directors regarding compensation for the Chief Executive Officer, as well as other executive officers and certain officers/managers, including salary, bonuses, option grants, other forms of long-term compensation and employee benefits. Additionally, the Committee reviews general levels of compensation and is responsible for evaluation of salaries and other compensation in light of industry trends and the practices of similarly situated, publicly traded bank holding companies. The Organization and Compensation Committee held six meetings in fiscal year 2006.

Organization and Compensation Committee Interlocks and Insider Participation. During fiscal year 2006, none of the members of the Organization and Compensation Committee were current or former officers or employees of the Company or its subsidiaries nor had any other material relationship requiring disclosure. During fiscal year 2006, the Committee consisted of John W. Rose (Chairman), R.C. Mills, Donald E. Roller, Price W. Schwenck, Charles F. Spencer and Gary L. Winfield, MD, all of which were independent under the listing standards of the National Association of Securities Dealers.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for formulating policies governing the Board of Directors and its committees as set out in its charter, a copy of which is attached to this Proxy Statement. The responsibilities include recommending new Board members, establishing criteria for membership on the Board, designating chairs and members of Board committees, setting dates for Board meetings, monitoring compliance with our bylaws and regulations governing public companies and making recommendations regarding director compensation. The Nominating and Corporate Governance Committee held two meetings in fiscal year 2006. The current members of the Nominating and Corporate Governance Committee are Bennett A. Tavar (Chairman), Melvin Gottlieb, John C. Kowkabany, Donald E. Roller and Charles F. Spencer, all of whom are independent as defined by the National Association of Securities Dealers listing standards. Rudolph A. Kraft also served on the Nominating and Corporate Governance Committee until his retirement in August 31, 2006 and was considered an independent director. The Nominating and Corporate Governance Committee will consider candidates for Board seats recommended by our shareholders. The Nominating and Corporate Governance Committee has not adopted a formal policy with respect to consideration of candidates or board seats recommended by shareholders because such recommendation may be informally submitted and considered by the Nominating and Corporate Governance Committee under its charter. Written suggestions for nominees should be sent to the Corporate Secretary, Price W. Schwenck, Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202. Any such recommendation must include the name and address of the candidate; a brief biographical description, including the candidate’s occupation for at least five years; a statement of the qualifications of the candidate; and the candidate’s signed consent to be named in the Proxy Statement and to serve as director, if elected. Directors should possess qualities such as understanding the business and operations of the Bank and corporate governance principles.

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers, in addition to Mr. Pomar, who serves as a director, are listed below. Except as otherwise indicated, each person has been or was engaged in his or her present or last principal occupation, in the same or a similar position, for more than five years. Each officer holds office for the term set forth in the officer’s written employment agreement, if any, or until the officer’s successor has been elected and qualified.

Name	Age	Positions Held and Principal Occupations During the Past Five Years

Scott M. Hall	42
Executive Vice President and Senior Loan Officer of the Bank since 2000. Mr. Hall has over 20 years of experience in the financial services industry. Before joining the Bank in 1999 as Senior Vice President, he was employed with First Union National Bank in Jacksonville for eight years as Vice President/Commercial Banking Relationship Manager. His community activities include the Jacksonville Chamber of Commerce and Habitat for Humanity. He serves as a member of The Jacksonville Chapter of NAIOP and is a member of the 2006 and 2007 Gator Bowl Committee. Mr. Hall is a graduate of the University of North Florida, where he received his Bachelor of Business Administration degree in Finance.

Name	Age	Positions Held and Principal Occupations During the Past Five Years

Valerie A. Kendall	54
Executive Vice President and Chief Financial Officer of the Company and Bank. Ms. Kendall’s banking career spans more than 20 years. Prior to joining the Bank in 2004, she served from 2000 as Executive Vice President and Chief Financial Officer of P.C.B. Bancorp, Inc., n/k/a Colonial BancGroup Inc., a $650 million multi-bank holding company based in Clearwater, Florida. She also held senior finance positions with AmSouth Bank, Barnett Banks (Bank of America) and SunTrust. Ms. Kendall received her Bachelor of Science degree in Accounting from Florida Southern College and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Business Environment

Jacksonville Bancorp, Inc. (the “Company”) was established on May 28, 1999 to provide a variety of community banking services to businesses and individuals through its five offices in Jacksonville (Duval County), Florida. We offer a variety of competitive commercial and retail banking services with an emphasis on specialized services for small business owners along with the professional and personal relationships of our officers, directors and employees.

Our Mission - To have a positive and meaningful impact on our employees, our customers, our shareholders and our community.

Our Values - Compassion, Ambition, Responsibility, Positive Attitude and Ethics.

The Company achieved record earnings per diluted share of $1.39, an increase of 15% over the previous year, in spite of absorbing costs associated with expanding the franchise from three to five branches. Additionally, assets grew by $53 million, while maintaining high credit quality standards.

As a result of exceeding targeted performance for the year, the named executive officers received total compensation for 2006 accordingly.

Role of the Organization and Compensation Committee. The Organization and Compensation Committee, the charter of which is attached, is responsible for oversight of compensation matters, employment issues and personnel policies. The Committee makes recommendations to the Board of Directors regarding compensation for the Chief Executive Officer, as well as other executive officers and certain officers/managers, including salary, bonuses, option grants, other forms of long-term compensation and employee benefits. Additionally, the Committee reviews general levels of compensation and is responsible for evaluation of salaries and other compensation in light of industry trends and the practices of similarly situated, publicly traded bank holding companies. The Organization and Compensation Committee held six meetings in fiscal year 2006. The Committee presently consists of John W. Rose (Chairman), R.C. Mills, Donald E. Roller, Price W. Schwenck, Charles F. Spencer and Gary L. Winfield, MD.

Philosophy, Objectives and Determinations

Philosophy. The strategy of the Organization and Compensation Committee is to establish a compensation program for executive officers and others that will achieve the short-term and long-term strategic and operating performance goals of the Company. Executive officer compensation comprises three areas: base salary, short-term annual bonuses tied to the accomplishments of corporate objectives and long-term stock awards designed to recognize individual contributions as well as overall business results.

Objectives. Overall, the Organization and Compensation Committee reviews financial and other corporate performance measures to help ensure that compensation to the executives reflects the success of the Company as well as the value provided to our shareholders. Following are the specific objectives of the Company’s compensation programs:

•	Shareholder value creation - Provide equity-based awards to stimulate a shareholder value-oriented culture.

•	Motivation - Provide short- and long-term awards that are contingent upon achieving Company targets.

•	Attraction - Provide a compensation package to attract highly qualified individuals who can enhance shareholder value.

•	Retention - Provide a competitive compensation package to retain key executives who deliver significant value to the Company.

Determinations. The Committee takes into consideration the following factors in determining the level of compensation for each executive officer:

•	Operating performance - The Company was successful in meeting both short- and long-term strategic objectives.

•	Individual responsibilities - The individual executive’s contribution to achieving both short- and long-term objectives.

•	Peer industry studies - The executive’s pay should be consistent with that of the Company’s peers.

COMPENSATION ELEMENTS

The Company maintains three main components of compensation:

•
Salary - fixed pay that takes into account the individual’s role and responsibilities, experience, expertise and individual performance. This supports the retention objective and, in the case of new hires, the attraction objective. The Committee met in January 2006 to approve the salaries for the upcoming year for the executive officers. The Chief Executive provided the Committee with recommendations based on the 2005 performance and 2006 targeted performance. The Committee increased the salaries of Mr. Hall and Ms. Kendall to $134,000 from $130,000. The changes were the result of an assessment of the personal growth and the value of their contribution to the Company.

The Committee evaluated the Chief Executive Officer’s salary on the same basis and determined that Mr. Pomar’s salary for 2006 should be increased to $165,000, an increase of 3.1% from $160,000 in 2005.

•
Annual Bonus Awards - variable pay designed to reward the achievement of annual performance goals. These awards are intended to foster the motivation objective by focusing on the achievement of annual financial targets. Individual performance may also be taken into consideration. For 2006, the Committee believes that these are appropriate objective measures as the achievement of EPS and asset growth objectives enhanced shareholder value.

The Committee works with Mr. Pomar and the executive officers to establish the performance levels for the Company’s financial objectives, and believes they are stretch goals requiring significant performance beyond that of the prior year.

In January 2007, the Committee reviewed the Company’s 2006 performance and determined that Mr. Hall was eligible for a bonus of $70,000 and that Ms. Kendall was eligible for a bonus of $40,000.

The Chief Executive’s performance was evaluated on the same basis and the Committee determined that Mr. Pomar was eligible for a bonus of $100,000.

•	Long Term Awards - equity based awards, including stock options and restricted stock, to reward achieving long-term strategic goals. These awards are intended to drive the following objectives:

•	Motivation - restricted stock is earned based on the achievement of long-term financial performance.

•	Retention - Restricted stock and stock options vest based on the passage of time and continued employment.

•	Shareholder value creation - Restricted stock and stock options gain value based on increases in the Company’s share price.

During 2006, neither Mr. Pomar nor the executive officers were granted stock options or restricted stock. Between 1999 and 2004, Mr. Pomar, Mr. Hall and Ms. Kendall were granted stock options in the amount of 55,000, 25,000 and 15,000 respectively, based on attraction and retention objectives. During 2007, the Committee plans to develop a plan which will provide for the availability of performance-based equity grants to Mr. Pomar and the executive officers.

Employment Agreements. The Company has employment agreements with Messrs. Pomar and Hall.   Both employment agreements provide for annual base salaries plus annual increases and participation in bonus plans, stock option plans, stock ownership plans, profit sharing plans and 401(k) plans made available to the Company’s employees and executives. Additionally, the Company pays medical and dental insurance plan premiums for Messrs. Pomar and Hall.

Mr. Pomar’s agreement has a rolling one-year term, ending no later than Mr. Pomar's 65th birthday and contains a six-month noncompetition provision against employment with any person seeking to organize a financial institution in Duval or Clay counties. If the Company terminates Mr. Pomar's employment for a reason other than for “just cause” (as defined in Mr. Pomar’s agreement), death or disability, or if Mr. Pomar terminates his employment for “good reason” (as defined), then the Company must pay Mr. Pomar an amount equal to his annual base salary and any bonus to which he would have been entitled under his employment agreement. If Mr. Pomar's employment is terminated as a result of a “change in control” (as defined) or a change in control occurs within 12 months of his involuntary termination or termination for good reason, then Mr. Pomar is entitled to a severance payment equal to 2.99 times his current annual base salary plus any incentive compensation to which he was entitled under his agreement. In addition, upon a change in control, all unvested options will vest on the day before the effective date of the change in control. Furthermore, unless Mr. Pomar is terminated for just cause, under certain banking regulatory requirements or under a termination of employment by Mr. Pomar for other than good reason, the Company is also required to maintain in full force and effect all employee benefit plans in which Mr. Pomar was participating before termination for the remainder of Mr. Pomar’s agreement, or 12 months, whichever is shorter. Mr. Pomar’s agreement also contains provisions required under certain banking regulations that suspend or terminate Mr. Pomar’s upon certain banking regulatory findings or actions.

Mr. Hall’s agreement has a rolling one-year term, ending no later than Mr. Hall’s 65th birthday, and contains a 12-month noncompetition provision against employment with any person seeking to organize a financial institution in Duval or Clay counties; however, such provision is limited to a three-month period if Mr. Hall is terminated due to a change in control. If the Company terminates Mr. Hall’s employment for a reason other than for “just cause” (as defined in Mr. Hall’s agreement) or Mr. Hall terminates his employment for “good reason” (as defined), then the Company must pay an amount equal to his annual base salary and any incentive compensation or bonus to which he would have been entitled under his agreement. If Mr. Hall’s employment is terminated as a result of a “change in control” (as defined) or a change on control occurs within 12 months of his involuntary termination or termination for good reason, then Mr. Hall is entitled to a severance payment equal to 300% of the highest annual salary and bonus he was paid or entitled to in the two years preceding termination. In addition, upon a termination for a change in control, the Company is also required to maintain in full force and effect all employee benefit plans in which Mr. Hall was participating before termination for the remainder of Mr. Hall’s agreement, or 12 months, whichever is shorter.

COMPENSATION ALLOCATION

The Company uses the elements described above to achieve the annual financial and operational objectives and long-term strategic objectives. The allocation of compensation to executive officers will be based on his or her total compensation tied to relevant performance goals. The Committee, at its discretion, may change the allocation methodology to better align the elements with desired outcomes.

CONCLUSION

Pay opportunities for specific executive officers may vary based on a number of factors such as scope of duties, tenure and knowledge of institution. Actual total compensation in a given year may vary based on the attainment of short- and long-term financial goals and the enhancement of shareholder value. In some cases, the amount and structure of compensation may be the result of negotiations with executives which reflect an increasingly competitive market for quality and proven managerial talent.

The level and mix of compensation that is ultimately decided upon is considered to be within the context of both the objective data (targeted performance) as well as the subjective factors outlined in the above discussion and analysis.

SUMMARY COMPENSATION TABLE (1)

The following table sets forth for the fiscal year ended December 31, 2006 the cash compensation paid or accrued, as well as certain other compensation paid or accrued for those years, for services in all capacities to the Chief Executive Officer, Chief Financial Officer and the Senior Loan Officer of our Bank.

Name and Principal Position	Year	Salary(1)	Bonus(2)	All Other Compensation(3)	Total Compensation(4)
Gilbert J. Pomar, III, President and	2006	165,000	100,000	9,856	274,856
Chief Executive Officer

Scott M. Hall, Executive Vice	2006	134,000	70,000	12,293	216,293
President and Senior Loan Officer

Valerie A. Kendall, Executive Vice	2006	134,000	40,000	9,489	183,489
President and Chief Financial Officer

(1)
Salaries reflected herein were effective March 1, 2006. Mr. Pomar’s salary changed from $160,000 in 2005 to $165,000 in 2006. Mr. Hall and Ms. Kendall’s salaries changed from $130,000 in 2005 to $134,000 in 2006.

(2)	The amounts shown were earned for the 2006 performance and were paid in January 2007.

(3)
The amounts shown represent Company matches for 401(k) deferrals under the 401(k) Profit Sharing Plan (up to a total of 6% of pay). The match is determined annually by the Committee based on the prior year’s performance. The amount of match for 2007 has been set at 6%. This is available to all employees and is subject to IRS limits.

(4)
Columns relating to Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation and Change in Pension Value and Nonqualified Deferred Compensation Earnings have been deleted because no compensation required to be reported in such columns was awarded to, earned by or paid to the named executives during 2006. Perquisites are not disclosed because the total aggregate value does not exceed $10,000 for any named executive officer.

During 2006, each executive officer earned at or above their targeted bonus, based on the Company’s 2006 financial performance. The targeted performance measure for 2006 was primarily EPS growth; additionally, the Committee considers superior individual performance as a subjective measure when determining the overall award.

During 2006, neither Mr. Pomar nor the other named executive officers were granted stock options or restricted stock. Between 1999 and 2004, Mr. Pomar, Mr. Hall and Ms. Kendall were granted stock options in the amount of 55,000, 25,000 and 15,000, respectively, based on attraction and retention objectives. During 2007, the Committee plans to develop a plan which will provide for the availability of performance-based equity grants to Mr. Pomar and the executive officers. For more information regarding employment arrangements, see caption entitled “Employment Agreements.”

OUTSTANDING EQUITY AWARDS AT YEAR-END

The following table details all outstanding equity grants for the executive officers as of December 31, 2006:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Gilbert J. Pomar, III (1)	30,000	-	$10.00	11/09/2009
	9,000	6,000	12.55	03/05/2013
	4,000	6,000	23.25	04/07/2014
Scott M. Hall (1)	12,500	-	10.00	11/09/2009
	3,000	2,000	12.55	03/05/2013
	3,000	4,500	23.25	04/07/2014
Valerie A. Kendall (1)	6,000	9,000	23.25	04/07/2014

(1) Options become exercisable in cumulative equal annual increments of 20% over a five-year period.

EQUITY COMPENSATION PLANS INFORMATION

The following table sets forth the securities authorized for issuance under the equity incentive plans as of December 31, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	166,085	$14.59	43,896
Equity compensation plans not approved by security holders	—	—	—
Total	166,085	$14.59	43,896

OPTION EXERCISES AND STOCK VESTING

There were no option exercises in the last fiscal year, and no executive officers have been granted restricted stock.

RETIREMENT BENEFITS AND PERQUISITES

The Company does not offer a retirement plan for executive officers or employees, but does provide for participation in the Jacksonville Bancorp 401(k) Plan for all employees, including executive officers.

EMPLOYMENT AGREEMENTS

The following information relates to employment agreements between the Company and Mr. Pomar and Mr. Hall. Other than as described below, there are no potential payments to a named executive officer upon termination or a change in control.

Gilbert J. Pomar, III. Under our employment agreement with Gilbert J. Pomar, III (the “Pomar Agreement”), he became the Bank's President in March 1999 at a salary of $120,000. He has since been promoted to CEO, and his base salary has increased annually. Mr. Pomar's salary was increased from $165,000 to $175,000 effective March 15, 2007, based on the evaluation of performance factors by the Compensation Committee. Further, Mr. Pomar was granted a bonus of $100,000 in January 2007 relative to performance in 2006. The Pomar Agreement provides for an annual base salary plus annual increases and participation in bonus plans, stock option plans, stock ownership plans, profit sharing plans and 401(k) plans made available to our employees and executives. Additionally, we pay Mr. Pomar's medical and dental insurance plan premiums. The Pomar Agreement has a rolling one-year term, ending no later than Mr. Pomar's 65th birthday and contains a six-month noncompetition provision against employment with any person seeking to organize a financial institution in Duval or Clay counties.

If we terminate Mr. Pomar's employment for a reason other than for “just cause” (as defined in the Pomar Agreement), death or disability, or if Mr. Pomar terminates his employment for “good reason” (as defined), then we must pay Mr. Pomar an amount equal to his annual base salary and any bonus to which he would have been entitled under the Pomar Agreement. If Mr. Pomar's employment is terminated as a result of a “change in control” (as defined) or a change in control occurs within 12 months of his involuntary termination or termination for good reason, then Mr. Pomar is entitled to a severance payment equal to 2.99 times his current annual base salary plus any incentive compensation to which he was entitled under the Pomar Agreement. These payments will be made in substantially equal semi-monthly installments until paid in full. In addition, upon a change in control, all unvested options will vest on the day before the effective date of the change in control. Furthermore, unless Mr. Pomar is terminated for just cause, under certain banking regulatory requirements or under a termination of employment by Mr. Pomar for other than good reason, we are also required to maintain in full force and effect all employee benefit plans in which Mr. Pomar was participating before termination for the remainder of the Pomar Agreement, or 12 months, whichever is shorter. The Pomar Agreement also contains provisions required under certain banking regulations that suspend or terminate the Pomar Agreement upon certain banking regulatory findings or actions.

Scott M. Hall. Under our employment agreement with Scott M. Hall (the “Hall Agreement”), he became the Bank's Senior Loan Officer on January 1, 2003 at an annual salary of $112,000. Mr. Hall’s salary was increased from $134,000 to $140,000 effective March 15, 2007. Mr. Hall was granted a bonus of $70,000 in 2007 relative to performance in 2006. The Hall Agreement provides for an annual base salary plus incentive compensation and participation in bonus plans, stock option plans, stock ownership plans, profit sharing plans and 401(k) plans made available to our employees and executives. Additionally, we pay Mr. Hall’s medical and dental insurance plan premiums. The Hall Agreement has a rolling one-year term, ending no later than Mr. Hall’s 65th birthday, and contains a 12-month noncompetition provision against employment with any person seeking to organize a financial institution in Duval or Clay counties; however, such provision is limited to a three-month period if Mr. Hall is terminated due to a change in control.

If we terminate Mr. Hall’s employment for a reason other than for “just cause” (as defined in the Hall Agreement) or Mr. Hall terminates his employment for “good reason” (as defined), then we must pay an amount equal to his annual base salary and any incentive compensation or bonus to which he would have been entitled under the Hall Agreement. If Mr. Hall’s employment is terminated as a result of a “change in control” (as defined) or said change occurs within 12 months of his involuntary termination or termination for good reason, then Mr. Hall is entitled to a severance payment equal to 300% of the highest annual salary and bonus he was paid or entitled to in the two years preceding termination. These payments will be made in substantially equal semi-monthly installments until paid in full. In addition, upon a termination for a change in control, we are also required to maintain in full force and effect all employee benefit plans in which Mr. Hall was participating before termination for the remainder of the Hall Agreement, or 12 months, whichever is shorter.

DIRECTOR COMPENSATION

In aggregate, the directors who are not employees of the Company received a total of $204,689 in 2005 and $255,741 in fiscal year 2006 for their services to the Company. Non-employee directors currently participate in the Company’s Directors Stock Purchase Plan under which a director may designate all, or any part, of his compensation for investment in the Company’s stock. All non-employee directors elected to designate all of their compensation for such investment, each receiving 600 shares of Company stock, except for Mr. Kraft, who received 100% of his director fees in cash until his retirement on August 31, 2006, and Mr. Schwenck, who elected to receive his director fees in cash for the third and fourth quarters of 2006.

2006 DIRECTOR FEES (3)

Director	Fees Earned or Paid in Cash ($) (5)	Stock Awards ($) (4)	Total ($)
D. Michael Carter	$-0-	$20,043	$20,043
Melvin Gottlieb	-0-	20,043	20,043
James M. Healey	-0-	20,043	20,043
John C. Kowkabany	-0-	20,043	20,043
Rudolph A. Kraft (1)	20,283	-0-	20,283
R. C. Mills	-0-	20,043	20,043
Donald E. Roller	-0-	20,043	20,043
John W. Rose	-0-	20,043	20,043
John R. Schultz	-0-	20,043	20,043
Price W. Schwenck (2)	10,049	4,937	14,985
Charles F. Spencer	-0-	20,043	20,043
Bennett A. Tavar	-0-	20,043	20,043
Gary L. Winfield	-0-	20,043	20,043

(1)
Mr. Rudolph Kraft retired from the Board of Directors effective August 31, 2006. Because he served as a director through August he was compensated through the third quarter which was paid on October 15.

(2)	Mr. Price W. Schwenck served as an executive officer of the Company through December 31, 2005 and, therefore, did not receive compensation for the 4th quarter of 2005 which was paid on January 15.

(3)	Fees represent an annual retainer, paid quarterly for the preceding quarter, payable in either cash or the Company’s common stock based on each Director’s election.

(4)	Fees paid in stock are purchased at market during the quarter in which they are applicable and paid on the 15th of the month following the end of the quarter.

(5)	Fees paid in cash are calculated at the same value as the stock payments.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis and related tables with management. Based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our Form 10-K.

THE COMPENSATION COMMITTEE
John W. Rose, Chairman	Price W. Schwenck
R.C. Mills	Charles F. Spencer
Donald E. Roller	Gary L. Winfield, MD

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has granted loans to and accepted deposits from its executive officers, directors and their affiliates in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and which did not involve more than the normal risk of collectibility or present other unfavorable features.

SHAREHOLDER RETURN PERFORMANCE

AUDIT COMMITTEE REPORT

As set forth in its charter, the Audit Committee assists the Board by reviewing financial reports we provide to governmental bodies or the public, monitoring the adequacy of our internal controls regarding finance and accounting, reviewing our auditing, accounting, and financial reporting processes generally, and verifying the independence of our independent auditors. All auditors employed or engaged by us report directly to the Audit Committee. To fulfill its responsibilities, the Audit Committee recommends the selection of auditors, reviews an annual risk assessment to ensure sufficient audit coverage and reviews all reports of auditors and examiners, as well as management's responses to such reports, to ensure the effectiveness of internal controls and the implementation of remedial action. The Audit Committee also recommends to the Board whether to include the audited financial statements in our Annual Report and Form 10-K.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing their relationships with us that might bear on their independence, consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; discussed any relationships that may impact their objectivity and independence with the auditors; considered whether the provision of nonaudit services was compatible with maintaining the auditors' independence; and satisfied itself as to their independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of our internal controls, and the accounting function's organization, responsibilities, budget and staffing. The Audit Committee further reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees, and with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

The Audit Committee reviewed and discussed our audited financial statements as of and for the year ended December 31, 2006 with management and the independent auditors. Management has the responsibility for preparation of our financial statements, and the independent auditors have the responsibility for examination of those statements. Based on this review and the discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report and Form 10-K for the year ended December 31, 2006 for filing with the SEC.

All members of the Audit Committee, listed below, are independent directors as defined by the National Association of Securities Dealers:

D. Michael Carter, CPA (Chairman)
James M. Healey
R.C. Mills
John W. Rose
John R. Schultz

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table indicates the common stock beneficially owned as of March 1, 2007 by our executive officers and directors, by each person known by us to own beneficially more than 5% of the common stock of the Company, and all our executive officers and directors as a group. Unless otherwise noted, all shares are held directly by the director or executive officer, or in some cases, by their family members sharing the same household. All amounts are determined as of March 1, 2007 when there were 1,743,338 shares outstanding.

Director or Executive Officer (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Shares of Common Stock Outstanding
D. Michael Carter (3)	36,118	2.07%
Melvin Gottlieb (3)	65,093	3.72%
Scott M. Hall (4)	21,300	1.21%
James M. Healey (3)	8,813	0.50%
Valerie A. Kendall (5)	10,000	0.57%
John C. Kowkabany	39,643	2.27%
R. C. Mills	92,193	5.29%
Gilbert J. Pomar, III (6)	48,000	2.69%
Donald E. Roller (3)	49,793	2.85%
John W. Rose (3)	73,343	4.20%
John R. Schultz (3)	46,233	2.64%
Price W. Schwenck (7)	30,541	1.75%
Charles F. Spencer (3)	22,343	1.28%
Bennett A. Tavar	40,843	2.34%
Gary L. Winfield (3)	35,793	2.05%
All executive officers and directors as a group (15 persons) (8)	620,049	33.37%

(1)	The address of each executive officer and director is Jacksonville Bancorp, Inc.,100 North Laura Street, Suite 1000, Jacksonville, Florida 32202.

(2)
Under the rules of the SEC, the determinations of “beneficial ownership” of our common stock are based upon Rule 13d-3 under the Exchange Act. Under this Rule, shares will be deemed to be “beneficially owned” where a person has, either solely or with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares, or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined. Shares of our common stock that a beneficial owner has the right to acquire within 60 days under the exercise of the options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes options to purchase 4,643 shares exercisable within 60 days of March 1, 2007.

(4)	Includes options to purchase 21,000 shares exercisable within 60 days of March 1, 2007.

(5)	Includes options to purchase 9,000 shares exercisable within 60 days of March 1, 2007.

(6)	Includes options to purchase 43,000 shares exercisable within 60 days of March 1, 2007.

(7)	Includes options to purchase 4,641 shares exercisable within 60 days of March 1, 2007.

(8)	Includes options to purchase 114,785 shares for all directors and executive officers as a group exercisable within 60 days of March 1, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Exchange Act requires our executive officers and directors and any persons owning more than ten (10) percent of a class of our stock to file certain reports on ownership and changes in ownership with the SEC. We believe that during fiscal year 2006 our executive officers and directors filed on a timely basis all reports required by Section 16(a) of the Exchange Act relating to transactions involving our equity securities beneficially owned by them, except for one late Form 4 filing on July 17, 2006 reporting one transaction by each of our officers and directors other than Kraft and Pomar. In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5 provided to us and the written representation of our directors, officers and ten (10) percent shareholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The firm of Crowe Chizek and Company LLC (“Crowe Chizek”) served as our independent accountants for the fiscal year ending December 31, 2006 and will continue to serve until such time as we select a replacement auditor. Representatives of Crowe Chizek will be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

AUDIT FEES

	2006	2005
Audit Fees (1)	$62,500	$64,750
Audit Related Fees (2)	$2,360	$-0-
Tax Fees (3)	$4,413	$13,500
All Other Fees (4)	$-0-	$5,000
Total	$69,273	$83,250

(1)
Audit fees consisted of audit work performed in the preparation and review of the Company’s financial statements and for quarterly and annual review of Forms 10-QSB and Form 10-K in 2005 and Forms 10-Q and Form 10-K in 2006.

(2)
Audit related fees consisted of fees for assurance and related services performed that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes consulting on financial accounting/reporting standards.

(3)	Tax fees consisted principally of assistance related to tax compliance reporting.

(4)	Fees for products and services other than those already reported such as fees relating to Sarbanes-Oxley 404 compliance.

SHAREHOLDER PROPOSALS

Shareholders who wish to include a proposal in our Proxy Statement and form of proxy relating to the 2008 Annual Meeting should deliver a written copy of their proposal to our principal executive offices no later than November 28, 2007. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in our proxy materials. Except for shareholder proposals to be included in our Proxy Statement and form of proxy, the deadline for nominations for director and other proposals made by a shareholder is January 21, 2008. We may solicit proxies in connection with next year's Annual Meeting that confer discretionary authority to vote on any shareholder proposals of which we do not receive notice by January 21, 2008. Proposals should be directed to Price W. Schwenck, Corporate Secretary, Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202.

ANNUAL REPORT—DELIVERY TO SHAREHOLDERS SHARING ADDRESS

We are providing a copy of our Annual Report for the fiscal year ended December 31, 2006 simultaneously with delivery of this Proxy Statement. You may obtain additional copies of the Annual Report and/or the Annual Report on Form 10-K filed with the SEC by writing to Glenna Riesterer, Assistant Corporate Secretary, Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202.

We are delivering only one Proxy Statement and Annual Report to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver upon written or oral request a separate copy of this Proxy Statement or the Annual Report to a shareholder at a shared address to which a single copy was sent. If you are a shareholder residing at a shared address and would like to request an additional copy of the Proxy Statement or Annual Report now or with respect to future mailings (or to request to receive only one copy of the Proxy Statement or Annual Report if you are currently receiving multiple copies), please send your request to Glenna Riesterer at the address noted above or call us at (904) 421-3040.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors does not anticipate that other matters will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

COST OF SOLICITATION

We will bear the cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this Proxy Statement. We will solicit primarily through the mail, and our officers, directors and employees may solicit by personal interview, telephone, facsimile or e-mail proxies. These people will not receive additional compensation for such solicitations, but we may reimburse them for their reasonable out-of-pocket expenses.

Holders of common stock are requested to vote immediately by telephone, by Internet or by completing, signing and dating the accompanying proxy card and promptly returning it to our transfer agent in the enclosed addressed, postage-paid envelope.

Price W. Schwenck
Corporate Secretary

Jacksonville Bancorp, Inc. and The Jacksonville Bank
Audit Committee Charter
July 25, 2006

Statement of Purpose

To assist the board of directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control, the audit process, and the company's process for monitoring compliance with laws and regulations and the code of conduct.

Authority

The audit committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

•	Appoint, compensate, and oversee the work of any registered public accounting firm employed by the organization.

•	Resolve any disagreements between management and the auditor regarding financial reporting.

•	Approve all auditing and non-audit services.

•	Retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation.

•	Seek any information it requires from employees-all of whom are directed to cooperate with the committee's requests-or external parties.

•	Meet with company officers, external auditors, or outside counsel, as necessary.

Composition

The audit committee will consist of at least three and no more than six members of the board of directors. The board or its nominating committee will appoint committee members and the committee chair.

Each committee member will be both independent and financially literate. At least one member shall be designated as the "financial expert," as defined by applicable legislation and regulation.

Meetings

The committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via tele- or video-conference; however, a majority of the committee members in attendance is required. The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will hold private meetings with auditors and executive sessions.

Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

Responsibilities

The committee will carry out the following responsibilities:

Financial Statements

•
Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, and recent professional and regulatory pronouncements, and understand their impact on the financial statements.

•	Review with management and the external auditors the results of the audit, including any difficulties encountered.

•	Review the annual financial statements, and consider whether they are complete, consistent with information known to committee members, and reflect appropriate accounting principles.

•	Review other sections of the annual report and related regulatory filings before release and consider the accuracy and completeness of the information.

•	Review with management and the external auditors all matters required to be communicated to the committee under generally accepted auditing Standards.

•	Understand how management develops interim financial information, and the nature and extent of internal and external auditor involvement.

•
Review interim financial reports with management and the external auditors before filing with regulators, and consider whether they are complete and consistent with the information known to committee members.

Internal Control

•	Consider the effectiveness of the company's internal control system, including information technology security and control.

•
Understand the scope of internal and external auditors' review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

Internal Audit

•	Review with management and the risk management manager the charter, activities, staffing, and organizational structure of the internal audit function.

•	Have final authority to review and approve the annual audit plan and all major changes to the plan.

•	Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the risk management manager and/or internal auditor.

•	At least once per year, review the performance of the risk management function and concur with the annual compensation and salary adjustment.

•	Review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors' International Standards for the Professional Practice of Internal Auditing.

•	On a regular basis, meet separately with the risk management manager to discuss any matters that the committee or internal audit believes should be discussed privately.

External Audit

•	Review the external auditors' proposed audit scope and approach, including coordination of audit effort with internal audit.

•	Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors.

•
Review and confirm the independence of the external auditors by obtaining statements from the auditors on relationships between the auditors and the company, including non-audit services, and by maintaining an active dialogue with the auditors about relationships or services that might affect auditor independence.

•	On a regular basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

Compliance

•
Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•	Review the findings of any examinations by regulatory agencies, and any auditor observations.

•	Review the process for communicating the code of conduct to company personnel, and for monitoring compliance therewith.

•	Obtain regular updates from management and company legal counsel regarding compliance matters.

Reporting Responsibilities

•	Regularly report to the board of directors about committee activities, issues, and related recommendations.

•	Provide an open avenue of communication between internal audit, the external auditors, and the board of directors.

•
Report annually to the shareholders, describing the committee's composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

•	Review any other reports the company issues that relate to committee responsibilities.

Other Responsibilities

•	Perform other activities related to this charter as requested by the board of directors.

•	Institute and oversee special investigations as needed.

•	Review and assess the adequacy of the committee charter annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

•	Confirm annually that all responsibilities outlined in this charter have been carried out.

•	Evaluate the committee's and individual members' performance on a regular basis.

Limitations of Roles

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to assure compliance with applicable laws, regulations, or the Corporation’s policies.

Procedures for Handling Complaints

The Audit Committee shall establish formal procedures for receiving and handling complaints received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Attest

This charter for the Audit Committee for Jacksonville Bancorp, Inc., effective July 25, 2006, was reviewed and approved by the Audit Committee of the Jacksonville Bancorp, Inc. on July 25, 2006, as attested by its chairman’s signature below.

__________________________________________
Chairman, Audit Committee

JACKSONVILLE BANCORP, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

1.
Purpose. The primary purpose of the Nominating and Corporate Governance Committee (the “Committee”) of Jacksonville Bancorp, Inc. (the “Company”) is to (a) identify individuals who are qualified to serve on the Company’s Board of Directors (the “Board”), (b) recommend to the Board director nominees for the next annual meeting of the shareholders and nominees to fill vacancies on the Board, whether caused by retirement, resignation, death, increase in the number of authorized directors or otherwise, and (c) develop and recommend to the Board corporate governance principles applicable to the Company and in accordance with all applicable laws, rules, regulations and listing standards.

2.
Membership. The Nominating and Corporate Governance Committee is a committee of the Board. The Committee shall consist of a minimum of three (3) independent directors as defined by the Board in accordance with all applicable rules, regulations and agency listing standards.

3.	Appointment. The Board shall appoint the members of the Committee at the annual meeting of the Board.

4.	Vacancy. In the event a vacancy occurs on the Committee prior to the annual meeting of the Board, the Board shall appoint a member to fill such vacancy at such time.

5.
Qualification. In appointing members to serve on the Committee, the Board shall consider (a) the business and professional experience and background of the member, (b) the member’s knowledge of and familiarity with corporate governance principles, (c) the member’s understanding of the business and operations of the Company, and (d) any other criteria or factors that the Board, in its discretion, shall deem to be relevant to the purpose and the fulfillment of the duties and responsibilities of the Committee.

6.	Term. The Board shall determine, in its discretion, the term of membership of the Committee.

7.	Chair. Unless the Board elects a Chair of the Committee, the Committee may, in its discretion, designate a Chair by an affirmative vote of the majority of the members of the Committee.

8.
Resignation; Removal. Any Committee member may resign from the Committee upon notice to the Chair of the Board. The Board may remove any member of the Committee at any such time the Board determines, in its reasonable judgment, that (a) such member no longer meets the qualification standard set forth in Section 5 of this Charter, or (b) it is in the best interest of the company or its shareholders to remove such member from the Committee.

1 NASDAQ requires independent director approval of director nominations, either by an independent nominating committee or by a majority of the independent directors. A single non-independent director would be permitted to serve on an independent nominating committee if the individual is an officer who owns or controls more than 20% of the voting securities or under an "exceptional and limited circumstances" exception.

9.
Meetings. The Committee shall meet at least twice annually or more frequently, as may be necessary or appropriate to carry out its responsibilities. Meetings may be called by the Chair of the committee, by any two members of the Committee or by the Chair of the Board. All meetings of the committee shall be held pursuant to the bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company records. Reports of meeting of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting and shall be accompanied by any recommendations to the Board approved by the Committee.

10.	Quorum. A majority of the members of the committee will constitute a quorum for the transaction of business. The Committee may act by unanimous written consent in accordance with applicable law.
11.
Evaluation. The Board shall perform and conduct an annual performance evaluation of the Committee to determine and assess whether the Committee is fulfilling all of its duties and responsibilities hereunder and under all applicable laws, rules, regulations, and listing standards. In performing this evaluation, the Board will solicit input from the Committee members, other Board members and as appropriate, management of the Company and review the results of the evaluation with the Committee.

12.
Authority. The Committee shall have the sole and direct authority to engage, retain, approve payment of compensation to, and terminate any director search firm retained to identify and recommend possible candidates for Board membership. The Committee is authorized to obtain advice and assistance as it believes necessary from corporate personnel and from external legal, accounting and other advisors.

13.	Duties and Responsibilities. The Committee shall have the duty and responsibility to carry out the following:

Directors:

(a)
Establish the criteria for the selection of new directors. In carrying out this responsibility, the Committee will at least annually (i) assess the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board and the needs of the Company, and (ii) consider principles to be applied in filling vacancies and planning for Board succession;

(b)
Periodically assess in connection with re-nomination recommendations the performance of incumbent directors based on appropriate criteria, which may include: (i) degree of understanding of strategies and businesses, (ii) degree of preparedness with respect to Board materials and issues, (iii) level of active, objective and constructive participation in meetings of the Board and committees, (iv) degree of understanding of general economic trends and corporate governance, (v) level of support of Company initiatives relating to customers and suppliers, (vi) quality of guidance with respect to the Company’s strategic and operating plans, (vii) level of involvement in selecting, motivating, evaluating and compensating the CEO, and (viii) level of involvement in representing the Company to the outside world;

(c)	Consider and make recommendations to the Board regarding shareholder nominations for directors that are submitted in accordance with the Company’s bylaws and applicable law;

(d)	Make recommendations to the Board concerning the size and composition of the
Board subject to the Company’s bylaws and articles of incorporation;

(e)	Develop a pool of potential director candidates for consideration in the event of a vacancy in the Board;

(f)
Recommend to the Board directors to serve as chairs and members of other Board committees, monitor the functions of all standing Board committees, and make recommendations to the Board regarding the functions of such other committees;

(g)	Review and recommend to the Board the compensation of directors;

(h)
Recommend to the Board (i) the Company’s policy on director tenure and retirement, (ii) any amendment, termination or waiver of the policy, and (iii) whether or not the Board should approve the withdrawal of any resignation submitted by a director in accordance with the policy;

(i)	Conduct, or engage one or more third parties to conduct, the appropriate and necessary inquiries into the backgrounds, experience and qualifications of possible candidates to serve on the Board;

(j)
Lead the process to evaluate, at least annually, the performance of the Board in the exercise of its oversight responsibilities, soliciting input from all members of the Board and, as appropriate, from management of the Company and review the results of the evaluation with the Board;

(k)
Review the status of each member of the Board and make recommendations to the Board with respect to the Board’s determination of whether Board members meet the independence requirements of any and all applicable rules, regulations and listing standards;

(l)	Review annually the number of Board positions held by each Director to ensure sufficient attention is being given to Company matters and to establish criteria for avoiding related party conflicts;

(m)	Monitor Board and Committee attendance with the expectation that each director will attend at least seventy-five percent (75%) of all meetings;

Executives:

(n)	Receive periodically from the Chief Executive Officer his or her recommendations regarding a successor, the development of other executive talent and the executive management needs of the company;

(o)
Review periodically with the Chair of the Board and the Chief Executive Officer the succession plans for senior executive officers and make recommendations to the Board regarding the selection of individuals to occupy these positions;

Governance:

(p)
Review and recommend, on a regular basis, changes to the Company’s corporate governance guidelines, including conflict of interest and Related Party transaction policies, code of conduct for financial officers, and code of business conduct and ethics;

(q)
Review the adequacy of the Company’s compliance policies and programs in such areas as antitrust laws, securities laws, confidential information, environmental protection, employee health and safety, patent and copyright laws, and discrimination and harassment (including equal employment opportunity);

(r)
Review periodically with the Company’s general counsel, new legislation, regulations, and other developments, the Company’s legal compliance policy and make recommendations to the Board for any changes, amendments and modifications to these policies that the Committee shall deem desirable;

Committee:

(s)	Review and update this Charter periodically, at least annually, as may be necessary or appropriate;

(t)	Report, on a periodic basis, to the Board regarding compliance with this Charter, the activities of the Committee and any issues with respect to the duties and responsibilities of the Committee; and

(u)	Perform any other activities consistent with this Charter, the Company’s bylaws and all applicable laws, rules, regulations and listing standards, as the Committee deems necessary or appropriate.

The foregoing Charter of the Nominating and Corporate Governance Committee of the Board of Directors of Jacksonville Bancorp, Inc., was adopted by the Nominating and Corporate Governance Committee on the 27th day of May, 2003, and approved by the Board of Directors on the 4th day of June, 2003. It was later modified by the Nominating and Corporate Governance Committee on the 24th day of May, 2005, and approved by the Board of Directors on the same day.

JACKSONVILLE BANCORP, INC.
COMPENSATION COMMITTEE CHARTER

1.
Purpose. The primary purpose of the Compensation Committee (the “Committee”) of Jacksonville Bancorp, Inc. (the “Company”) is to develop and oversee the implementation of the Company’s philosophy with respect to the compensation of key employees. The Committee shall have the overall responsibility for designing, approving, and evaluating the executive compensation plans, policies and programs on behalf of the Board of Directors of the Company (the “Board”) and preparing an annual report on executive compensation to be included in the Company’s proxy statement, in accordance with all applicable laws, rules, regulations and listing standards.

2.	Membership. The Committee shall consist of a minimum of three (3) independent directors as defined by the Board in accordance with all applicable laws, rules, regulations and listing standards.

3.	Appointment. The Board shall appoint the members of the Committee at the annual meeting of the Board.

4.	Vacancy. In the event a vacancy occurs on the Committee prior to the annual meeting of the Board, the Board shall appoint a member to fill such vacancy at such time.

5.
Qualification. In appointing members to serve on the Committee, the Board shall consider (a) the business and professional experience and background of the member, (b) the member’s knowledge of and familiarity with executive compensation matters, (c) the member’s understanding of the business and operations of the Company, and (d) any other criteria or factors that the Board, in its discretion, shall deem to be relevant to the purpose and the fulfillment of the duties and responsibilities of the Committee.

6.	Term. The Board shall determine, in its discretion, the term of membership of the Committee.

7.	Chair. Unless the Board elects a Chair of the Committee, the Committee may, in its discretion, designate a Chair by an affirmative vote of the majority of the members of the Committee.

8.
Resignation; Removal. Any Committee member may resign from the Committee upon notice to the Chair of the Board. The Board may remove any member of the Committee at any such time the Board determines, in its reasonable judgment, that (a) such member no longer meets the qualification standard set forth in Section 5 of this Charter, or (b) it is in the best interest of the Company or its shareholders to remove such member from the Committee.

9.
Meetings. The Committee shall meet at least twice annually or more frequently, as may be necessary or appropriate to carry out its responsibilities. Meetings may be called by the Chair of the Committee, by any two members of the Committee or by the Chair of the Board. All meetings of the Committee shall be held pursuant to the bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting and shall be accompanied by any recommendations to the Board approved by the Committee.

10.	Quorum. A majority of the members of the Committee will constitute a quorum for the transaction of business. The Committee may act by unanimous written consent in accordance with applicable law.

11.
Conflict. If at any time during the exercise of his or her duties on behalf of the Committee, a Committee member has a direct conflict of interest with respect to an issue subject to determination or recommendation by the Committee, such Committee member shall abstain from participation, discussion and resolution of the instant issue, and the remaining members of the Committee shall advise the Board of their recommendation on such issue. The Committee shall be able to make determinations and recommendations even if only one (1) Committee member is free from conflicts of interest on a particular issue.

12.
Evaluation. The Board shall perform and conduct an annual performance evaluation of the Committee to determine and assess whether the Committee is fulfilling all of its duties and responsibilities hereunder and under all applicable laws, rules, regulations and listing standards.

13.	Duties and Responsibilities. The Committee shall have the duty and the responsibility to perform the following:

(a)	Review and approve the Company’s goals and objectives with respect to the compensation of the Chief Executive Officer of the Company;

(b)	Evaluate the job performance of the Chief Executive Officer in light of the Company’s goals and objectives;

(c)	Establish and determine, in executive session, the compensation level, including all base salary, bonus, stock option and long-term compensation, of the Chief Executive Officer;

(d)
Establish and determine, in consultation with the Chief Executive Officer, as determined in the reasonable judgment of the Committee, the compensation levels of the senior executive officers of the Company, including all base salary, bonus pay, stock option grants and other compensation of the senior executive officers; [1]

(e)
Approve grants of stock options, restricted stock, performance shares, stock appreciation rights, and other equity based incentives under and administer the Company’s equity-based compensation plans as provided under such plans;

(f)	Make its independent perspective available to management for consultation in respect of the Company’s policies with regard to major issues of compensation;

(g)	Review with management and recommend to the Board the adoption of all new employee benefits plans, and any additions, deletions or modifications to the Company’s employee benefit plans;

(h)	Make recommendations to the Board regarding the amount of the Company’s contribution(s), if any, to the Company’s employee benefit plans;

(i)	Review on a periodic basis the operation of the Company’s executive compensation plans to determine whether they are properly coordinated;

(j)	Make recommendations to the Board regarding expense reimbursement policies of the Company;

(k)	Prepare, over the names of the Committee members, the required Compensation Committee Report for the Company’s proxy statement required for the Company’s annual meeting of shareholders;

(l)	Review and update this Charter periodically, at least annually, as may be necessary or appropriate and recommend to the Board any appropriate extensions or changes in the duties of the Committee;

(m)	Report, on a periodic basis, to the Board regarding compliance with this Charter, the activities of the Committee and any issues with respect to the duties and responsibilities of the Committee; and

(n)	Perform any other activities consistent with this Charter, the Company’s Bylaws and all applicable laws and listing standards, as the Committee deems necessary or appropriate.

1 NASDAQ requires independent directors to approve the compensation of all senior executive officers. However, compensation for all senior executive officers may be established by either the Compensation Committee or by a majority of the independent directors.

The Committee may retain one or more compensation consultants or other advisors to assist the Committee with these duties. In addition, the Committee shall have available to it such support personnel, including management staff, outside auditors, attorneys and consultants as it deems necessary to discharge its responsibilities.

The foregoing Charter of the Compensation Committee of the Board of Directors of Jacksonville Bancorp, Inc. was adopted by the Compensation Committee on the ____ day of January 2003 and approved by the Board of Directors on the ____ day of January, 2003.
JACKSONVILLE BANCORP, INC.

By:_____________________
Its: _____________________

Jacksonville Bancorp Inc.

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposal — The Board of Directors recommends a vote FOR all the nominees listed for a three-year term.

1. Election of Directors:

Nominee	For	Withhold
01 - John W. Rose	☐	☐
02 - John R. Schultz	☐	☐
03 - Price W. Schwenck	☐	☐
04 - Gary L. Winfield, M.D.	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1UPX COY###1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MRA SAMPLE AND MR A SAMPLE AND MRA SAMPLE AND MRA SAMPLE AND MR A SAMPLE AND MRA SAMPLE AND MRA SAMPLE AND

<STOCK#> 00OH6A

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — JACKSONVILLE BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I, the undersigned shareholder of Jacksonville Bancorp, Inc. (the "Company"), Jacksonville, Florida, do hereby nominate, constitute and appoint Valerie A. Kendall and Scott M. Hall, or any one or more of them, my true and lawful proxy and attorney(s) with full power of substitution for me and in my name, place and stead, to represent and vote all of the common stock, par value $.01 per share, of the Company, held in my name on its books as of March 1, 2007, at the Annual Meeting of Shareholders to be held on Tuesday, April 24, 2007.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposal 1. Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

(Items to be voted appear on reverse side.)

Jacksonville Bancorp Inc.

000004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

XXXXXXXXXXXXXX

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on April 24, 2007.

Vote by Internet

- Log on to the Internet and go to **www.computershare.com/expressvote**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

123456 C0123456789 12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposal — The Board of Directors recommends a vote FOR all the nominees listed for a three-year term.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - John W. Rose	☐	☐	02 - John R. Schultz	☐	☐	03 - Price W. Schwenck	☐	☐
04 - Gary L. Winfield, M.D.	☐	☐						

+

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

4 0 A V C O Y # # # 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

<STOCK#> 000C0C

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Jacksonville Bancorp Inc.

Proxy — JACKSONVILLE BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I, the undersigned shareholder of Jacksonville Bancorp, Inc. (the "Company"), Jacksonville, Florida, do hereby nominate, constitute and appoint Valerie A. Kendall and Scott M. Hall, or any one or more of them, my true and lawful proxy and attorney(s) with full power of substitution for me and in my name, place and stead, to represent and vote all of the common stock, par value $.01 per share, of the Company, held in my name on its books as of March 1, 2007, at the Annual Meeting of Shareholders to be held on Tuesday, April 24, 2007.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposal 1. Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

(Items to be voted appear on reverse side.)